Exhibit 99.1

DEAN FOODS ANNOUNCES DETAILS FOR
COMPLETION OF TREEHOUSE FOODS, INC. SPIN-OFF

Record Date of June 20, 2005 and Expected Distribution Date of June 27, 2005

DALLAS, June 10, 2005 – Dean Foods Company (NYSE: DF) announced today that the spin-off of its majority-owned subsidiary TreeHouse Foods, Inc. is expected to close June 27, 2005. Immediately prior to the spin-off, Dean Foods will transfer to TreeHouse the business currently conducted by its Specialty Foods Group segment in addition to its Mocha Mix®, Second Nature® and foodservice salad dressings businesses.

Under the terms of the transaction, Dean Foods will distribute all of the shares of TreeHouse common stock held by Dean Foods to its stockholders by means of a share dividend. These shares represent approximately 98.3% of TreeHouse’s outstanding common stock. The remaining approximately 1.7% of TreeHouse common stock is held by the TreeHouse senior management team headed by Sam K. Reed, former Chief Executive Officer of Keebler Foods Company, who will serve as Chairman of the Board and Chief Executive Officer of the new company. Following the distribution, Dean Foods will not own any shares of TreeHouse, and TreeHouse will be an independent, publicly traded company listed under the symbol “THS” on the New York Stock Exchange. Payment of the share dividend is subject to final clearance from the Securities and Exchange Commission and the New York Stock Exchange.

The terms of the share dividend are as follows: Dean Foods will distribute to the holders of Dean Foods common stock one share of TreeHouse common stock for every five shares of Dean Foods common stock outstanding on June 20, 2005, the record date for the distribution. The distribution will be on or about June 27, 2005. No fractional shares of TreeHouse common stock will be distributed. In lieu of fractional shares, Dean Foods stockholders will receive cash, which generally will be taxable. Given the nature of the transaction, any holder of Dean Foods common stock who sells shares on or before the distribution date will also be selling their entitlement to receive shares of TreeHouse common stock in the spin-off. Stockholders of Dean Foods common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Dean Foods common stock before the spin-off.

No action is required by Dean Foods stockholders to receive their TreeHouse common stock, and Dean Foods stockholders will not be required to surrender any Dean Foods shares or pay anything, other than any taxes due in respect of cash received in lieu of fractional share interests. Dean Foods stockholders who hold Dean Foods common stock as of the record date will receive a book-entry account statement reflecting their ownership of TreeHouse common stock or their brokerage account will be credited for the shares.

Dean Foods has received a ruling from the Internal Revenue Service to the effect that the distribution will be tax-free to Dean Foods and to its U.S. common stockholders, except in respect of cash received in lieu of fractional share interests. Dean Foods will mail an information statement to all stockholders entitled to receive TreeHouse common stock on June 20, 2005. The information statement will describe the new company, the procedures by which the distribution will be effected, the risks of holding TreeHouse common stock and other details of the transaction. A copy of the information statement is included with the registration statement on Form 10, as amended, filed by TreeHouse with the Securities and Exchange Commission in connection with the transaction and available at the Commission’s website at http://www.sec.gov.

Stockholders with inquiries should contact:

Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201
Attention: Investor Relations
(214) 303-3400.

Risks

The following statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995: (1) the likelihood of and expected timing for completion of the spin-off transaction, (2) the anticipated listing of TreeHouse on the New York Stock Exchange, (3) the expected date the shares of each company will trade as separate issues, (4) the timing and development of a “when-issued” trading market for TreeHouse common stock, and (5) the timing of mailing of the information statement to Dean Foods stockholders. These forward-looking statements are merely predictions and, therefore, they involve risks and uncertainties which could cause actual results to differ materially from the forward-looking statements set forth in this press release. These risks and uncertainties include, without limitation, the following: (1) the underlying assumptions and expectations related to the spin-off transaction proving to be inaccurate or unrealized, (2) the timing of the effectiveness of TreeHouse’s registration statement on Form 10 with the Securities and Exchange Commission, and (3) the timing of the New York Stock Exchange’s approval for listing of TreeHouse common stock. Additional factors related to these and other expectations are detailed in the registration statement on Form 10, as amended, filed by TreeHouse with the Securities and Exchange Commission.